UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 10, 2017

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SDIC Strategic Investment
The information provided under Item 3.02 below is incorporated by reference to this Item 1.01 in its entirety.
Viex Settlement
On April 10, 2017, Maxwell Technologies, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Viex Capital Advisors, LLC and certain of its affiliates named therein (collectively, “Viex”), which beneficially own approximately 6.9% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.4 and is incorporated herein by reference.
Pursuant to the Agreement, the Company agreed that the Board of Directors of the Company (the “Board”) will, in connection with the conclusion of the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), decrease the size of the Board to eight (8) directors. The Company also agreed that promptly following the execution of the Agreement it will take all necessary actions to nominate and appoint Mr. John Mutch to serve as a Class III director of the Company (the “New Independent Director”) with a term expiring at the 2017 Annual Meeting. The New Independent Director shall qualify as “independent” pursuant to the Securities and Exchange Commission and NASDAQ listing standards, shall have relevant financial and business experience to serve on the Board (including past experience serving on the board of directors of a public company and such experience as to qualify as a “financial expert” on the Audit Committee and a potential chairperson of such committee), and shall not be an Affiliate or Associate of Viex (as such terms are defined in the Agreement). If the New Independent Director is not appointed by April 13, 2017, the Company agreed to extend the deadline for properly presented stockholder proposals, including director nominations, for the 2017 Annual Meeting until the date the New Independent Director, or his replacement, is appointed. In addition, the Company agreed that the Board and the appropriate committee(s) of the Board shall take all necessary actions to nominate the New Independent Director and one incumbent director (the “Class III Incumbent Director”) for election at the 2017 Annual Meeting, and that the Board will recommend, support and solicit proxies for the election of the New Independent Director in the same manner as the Class III Incumbent Director at the 2017 Annual Meeting. If the New Independent Director is unable to serve as a director, resigns as a director or is removed during the Standstill Period (as defined below), the Company shall appoint a mutually agreed upon replacement director. In connection with the Company’s previously announced independent strategic review relating to the delivery of long-term value to Company stockholders, the Company will cause the Board to increase the size of the Strategic Alliance and Review Committee to four (4) members and name the New Independent Director to be a member of such committee.
The Company also agreed that prior to the date that is ten business days prior to the deadline for the submission of stockholder proposals for the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) pursuant to the Company’s Bylaws (the “Standstill Period”), the Board will not be increased to more than eight members, nor will the Company seek to change the classes on which directors serve without the prior written consent of Viex.
The Agreement further provides that Viex will appear in person or by proxy at the 2017 Annual Meeting and vote all of its shares (i) in favor of the election of the New Independent Director and the Class III Incumbent Director, (ii) in favor of the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal,” and (iv) to approve amendments to the 2013 Omnibus Equity Plan and the 2004 Employee Stock Purchase Plan, including an increase in the number of shares of common stock reserved for issuance under such plans, provided, however, that to the extent that the recommendation of both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) differs from the Board’s recommendation with respect to any matter other than nominees for election as directors to the Board, Viex shall have the right to vote in accordance with the recommendation of ISS and Glass Lewis with respect to such matters.
Except as set forth in the Agreement, Viex agreed that it will not nominate or recommend for nomination any person for election at the 2017 Annual Meeting, submit proposals for consideration or otherwise bring any business before the 2017 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2017 Annual Meeting.
Under the terms of the Agreement, during the Standstill Period, Viex agreed not to, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, or enter into a voting agreement or any group with stockholders other than Viex affiliates and current group members. In addition, among other standstill provisions, Viex agreed that, during the Standstill Period, Viex will not seek to make, or encourage any third party in making, any offer or proposal with respect to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, spin-off, asset sale, joint venture or other business combination involving the Company and will not seek, or encourage any person, to submit nominees in furtherance of a contested solicitation for the election or removal of directors.

The Company also agreed to reimburse Viex for its reasonable, documented out-of-pocket fees and expenses, including legal expenses, in connection with the 2017 Annual Meeting and the negotiation and execution of the Agreement in an amount not to exceed $15,000.
Each of the parties to the Agreement also agreed to mutual non-disparagement obligations.
Item 3.02 Unregistered Sales of Equity Securities.
On April 10, 2017, Maxwell Technologies, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with SDIC Fund Management Co., Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor 7,365,506 shares of the Company’s common stock (the “Shares”) for $6.32 per share, for an aggregate purchase price of approximately $46.55 million (the “Transaction”) to be used for strategic developments, including, notably related to dry battery electrode development, as well as working capital and general corporate purposes. The Investor’s ownership in the Company’s common stock will be approximately 19.9% of the Company’s total issued and outstanding shares of common stock on a pre-purchase basis as of the closing of the Transaction (the “Closing”), provided, further that the total number of shares purchased by the Investor shall be reduced at the Closing to ensure that any ownership by the Investor will not exceed 19.9% immediately prior to the issuance of the shares to the Investor at the Closing.
The Closing of the sale of the Shares to Investor is subject to certain customary closing conditions. These closing conditions include the receipt of requisite regulatory approvals, including clearance by the U.S. Committee on Foreign Investments in the United States (“CFIUS”) as well as completion of filings with relevant Chinese governmental authorities including the Ministry of Commerce of the People’s Republic of China, the National Development and Reform Commission of the People’s Republic of China, the State Administration of Foreign Exchange of the People’s Republic of China or their respective competent provincial or local counterparts. In addition, Investor’s obligation to purchase the Shares is subject to certain customary conditions, including that no material adverse change shall have occurred prior to Closing with respect to the Company. The Transaction is expected to close in the third quarter of calendar 2017.
In connection with the Transaction, the Company and Investor entered into a principal shareholder agreement (the “Principal Shareholder Agreement”). Under the Principal Shareholder Agreement, as long as Investor holds more than 10% of the outstanding shares of common stock of the Company, Investor will have the right to nominate one representative for election to the Board of Directors of the Company. Further, under the Stockholder Agreement, Investor will be subject to a customary standstill restriction which includes a prohibition on Investor for a period of 3 years from purchasing additional securities of the Company beyond a 19.9% fully diluted ownership level. In addition, Investor has agreed to a lock-up restriction such that Investor would not sell its shares for a period of 18 months following the closing (the “Lock-Up Period”), subject to certain exceptions.
The Company and the Investor have entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, providing the Investor, following expiration of the Lock-Up Period, certain shelf registration rights, demand rights for underwritten offerings, and piggyback registration rights with respect to the resale of the Shares and any other shares of the Company’s common stock then held by the Investor. Following receipt of any registration notice after the expiration of the Lock-Up Period, the Company will use its commercially reasonable efforts to file a registration statement on Form S-3 as soon as reasonably practicable and thereafter to have the registration statement declared effective by the SEC in accordance with the terms of the Registration Rights Agreement. Subject to certain conditions and limitations, the Company will assist Investor with up to two underwritten offerings of the Shares, subject to customary exceptions as set forth in the Registration Rights Agreement.
A copy of (i) the Stock Purchase Agreement is attached hereto as Exhibit 10.1, (ii) the Principal Shareholder Agreement is attached hereto as Exhibit 10.2 and (iii) the Registration Rights Agreement is attached hereto as Exhibit 10.3.
The summaries and descriptions of the Stock Purchase Agreement, Principal Shareholder Agreement and Registration Rights Agreement set out in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, Principal Shareholder Agreement and Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits and incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Viex Settlement" is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.
On April 10, 2017, the Company issued press releases announcing its entry into the Stock Purchase Agreement and the Viex Agreement, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The press releases are furnished and not filed, pursuant to Instruction B.2 of Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Purchase Agreement, dated April 10, 2017, between Maxwell Technologies, Inc. and SDIC Fund Management Co., Ltd.

10.2	Principal Shareholder Agreement, dated April 10, 2017, between Maxwell Technologies, Inc. and SDIC Fund Management Co., Ltd.

10.3	Registration Rights Agreement, dated April 10, 2017, between Maxwell Technologies, Inc. and SDIC Fund Management Co., Ltd.

10.4	Agreement, dated as of April 10, 2017, by and among Maxwell Technologies, Inc. and Viex Capital Advisors, LLC and its affiliates.

99.1	Press release issued by Maxwell Technologies, Inc. on April 10, 2017 announcing agreement with SDIC Fund Management Co., Ltd.

99.2	Press release issued by Maxwell Technologies, Inc. on April 10, 2017 announcing agreement with Viex Capital Advisors, LLC and its affiliates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: April 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated April 10, 2017, between Maxwell Technologies, Inc. and SDIC Fund Management Co., Ltd.
10.2	Principal Shareholder Agreement, dated April 10, 2017, between Maxwell Technologies, Inc. and SDIC Fund Management Co., Ltd.
10.3	Registration Rights Agreement, dated April 10, 2017, between Maxwell Technologies, Inc. and SDIC Fund Management Co., Ltd.
10.4	Agreement, dated as of April 10, 2017, by and among Maxwell Technologies, Inc. and Viex Capital Advisors, LLC and its affiliates.
99.1	Press release issued by Maxwell Technologies, Inc. on April 10, 2017 announcing agreement with SDIC Fund Management Co., Ltd.
99.2	Press release issued by Maxwell Technologies, Inc. on April 10, 2017 announcing agreement with Viex Capital Advisors, LLC and its affiliates.